Exhibit 99.1

Dorman Announces Key Leadership Changes to Accelerate Growth Strategy

COLMAR, Pa., Jan. 19, 2026 (GLOBE NEWSWIRE) -- Dorman Products, Inc. (the “Company” or “Dorman”) (NASDAQ: DORM), a leading supplier in the motor vehicle aftermarket industry, today announced several key leadership changes designed to accelerate the Company’s growth strategy.

“The leadership changes announced today position Dorman for an exciting new chapter,” said Kevin Olsen, Dorman’s President and Chief Executive Officer. “Our senior leaders have the experience and expertise to drive innovation, further advance our commercial and operational excellence initiatives, and unlock new opportunities to deliver long-term growth.”

Charles W. Rayfield – Senior Vice President, Chief Financial Officer:
Joining Dorman today as Senior Vice President, Chief Financial Officer Designate and Treasurer, Charles W. Rayfield succeeds David M. Hession, whose planned retirement was announced in June 2025. Mr. Rayfield’s formal appointment as Chief Financial Officer will commence on the first business day following the Company’s filing of its Annual Report on Form 10-K for fiscal 2025.

Mr. Rayfield joins Dorman after serving as Chief Financial Officer for Lutron Electronics Corporation, a leading designer and manufacturer of lighting control and shading systems, lighting fixtures, and accessories for residential and commercial applications. Prior to that, he served as Chief Financial Officer of Knoll Inc., a publicly traded leading designer and manufacturer of high-end commercial and residential furniture, lighting, and accessories. Earlier in his career, Mr. Rayfield held roles of increasing responsibility with The Providence Service Corporation, BioTelemetry, Ernst & Young, PwC, and Arthur Andersen.

Nathan J. Porter – Senior Vice President, Chief Operations Officer:
Leading the Operations functions for Dorman’s Light Duty and Heavy Duty segments, Nathan J. Porter will oversee key operating activities, including distribution, manufacturing, logistics, and sourcing. Mr. Porter joins Dorman today after most recently serving as Senior Vice President, Chief Operations Officer for ADI Global Distribution, a business segment of Resideo. Before ADI, Nathan was the Executive Vice President of Operations for Snap One, which was acquired by ADI in 2024. Prior to that, he held roles of increasing responsibility at Collins Aerospace and General Motors.

Eric B. Luftig – President, Light Duty:
After serving as the Senior Vice President of Product, Engineering, Quality and Manufacturing for Dorman’s Light Duty business since joining the Company in 2021, Eric B. Luftig has been promoted to President, Light Duty. In this role, he will lead the strategic commercial functions for the Light Duty segment, including sales, marketing, and product development. Mr. Luftig has 30 years of global experience in various commercial and industrial product sectors, including senior leadership roles at Victaulic, Nordson Corporation, and General Electric.

Steven A. Bashir – President, Heavy Duty:
As part of a planned leadership transition, Steven A. Bashir has joined Dorman as President, Heavy Duty, succeeding John R. McKnight, who will be retiring from the Company. In this role, he will lead the segment’s strategic commercial functions, including sales, marketing, and product development. Mr. Bashir comes to Dorman from ZF Services, where he served as Head of Sales for the U.S. and Canada and as Head of Commercial Vehicle Aftermarket for the Americas. Prior to that, Mr. Bashir held roles of increasing responsibility with Tenneco, Brose North America, and Mahle Aftermarket.

For more information on Dorman’s Executive Management team, please visit the Governance page on the Company’s Investor Relations site at www.investors.dormanproducts.com

3400 East Walnut Street, Colmar PA 18915
dormanproducts.com

About Dorman Products
Dorman gives professionals, enthusiasts, and owners greater freedom to fix motor vehicles. For over 100 years, we have been driving new solutions, releasing tens of thousands of aftermarket replacement products engineered to save time and money and increase convenience and reliability.

Founded and headquartered in the United States, we are a pioneering global organization offering an always-evolving catalog of products covering cars, trucks, and specialty vehicles, from chassis to body, from underhood to undercarriage, and from hardware to complex electronics.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “probably,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “views,” “estimates,” and similar expressions are used to identify these forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date such statements were made. Such forward-looking statements are based on current expectations that involve known and unknown risks, uncertainties, and other factors (many of which are outside of our control). Such risks, uncertainties and other factors relate to, among other things: competition in and the evolution of the motor vehicle aftermarket industry; changes in our relationships with, or the loss of, any customers or suppliers; our ability to develop, market and sell new and existing products; our ability to anticipate and meet customer demand; our ability to purchase necessary materials from our suppliers and the impacts of any related logistics constraints; widespread public health pandemics; political and regulatory matters, such as changes in trade policy, the imposition of tariffs and climate regulation; our ability to protect our information security systems and defend against cyberattacks; our ability to protect our intellectual property and defend against any claims of infringement; and financial and economic factors, such as our level of indebtedness, fluctuations in interest rates and inflation. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company is under no obligation to, and expressly disclaims any such obligation to, update any of the information in this document, including but not limited to any situation where any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Contacts
Investor Relations: Alex Whitelam, Vice President, Investor Relations, awhitelam@dormanproducts.com
Marketing: Steve Gisondi, Vice President of Marketing, sgisondi@dormanproducts.com

Visit our website at www.dormanproducts.com. The Investor Relations section of the website contains important Company information, including financial data and investor materials. Dorman encourages investors to visit its website periodically to view new and updated information.
3400 East Walnut Street, Colmar PA 18915
dormanproducts.com